Exhibit 24

Limited Power of Attorney

The undersigned, Kathleen Hallisey Rubins, understands that, from time to time, she is required to prepare, execute and file certain federal and state securities laws filings.

The undersigned hereby appoints and authorizes each of Ruben A. Garcia, General Counsel of FibroBiologics, Inc., Jason D. Davis, Chief Financial Officer of FibroBiologics, Inc., and Pete O’Heeron, Chief Executive Officer of FibroBiologics, Inc., as the undersigned’s true and lawful attorney-in-fact, each with full power of substitution and full power to act alone, to:

(1)	prepare and sign in the name of and on behalf of the undersigned any and all forms and reports required to be filed pursuant to the Exchange Act of 1933 and the Securities Exchange Act of 1934 and the rules and regulations thereunder, including, but without limitation, Forms 3, 4 and 5 and Schedule 13D/G, and any amendment or amendments thereto;

(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to prepare, complete, execute and file a Form ID or any other application materials to enable the undersigned to gain or maintain access to the Electronic Data Gathering, Analysis and Retrieval system of the SEC;

(3)	perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such forms and filings, and timely file such forms with the United States Securities and Exchange Commission; and

(4)	take any other action of any type in connection with the foregoing which, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution (including appointing substitutes for themselves, for each other and for any successor to any attorney-in-fact hereunder) or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

This Limited Power of Attorney shall remain in effect until the undersigned is no longer required to file forms with respect to the securities of FibroBiologics, Inc., unless earlier revoked by the undersigned in a signed and dated writing delivered to the foregoing attorney-in-fact.

Executed this 8th day of July, 2026.

/s/ Kathleen Hallisey Rubins
Kathleen Hallisey Rubins